UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2008
R. G. BARRY CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-8769	31-4362899

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13405 Yarmouth Road N.W., Pickerington, Ohio 43147
(Address of principal executive offices) (Zip Code)
(614) 864-6400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Results of Operations and Financial Condition
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.1

Section 5 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.02 Results of Operations and Financial Condition
(e) On June 4, 2008, R. G. Barry Corporation (the “Company”) and Daniel D. Viren, the Senior Vice President — Finance, Chief Financial Officer and Secretary of the Company, entered into a Fourth Amendment to Executive Employment Agreement (the “Fourth Amendment”). The Fourth Amendment provides for a one-year extension of the term of the Executive Employment Agreement dated as of June 5, 2000, as amended by the First Amendment to Executive Employment Agreement dated as of June 5, 2003, the Second Amendment to Executive Employment Agreement dated May 16, 2005, and the Third Amendment to Executive Employment Agreement dated May 30, 2006, (the “Employment Agreement”). The new expiration date of the Employment Agreement is August 30, 2009. Other than the extension of the term to August 30, 2009, the Employment Agreement is unchanged and remains in full force and effect.
The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.
Section 9 — Financial Statements and Exhibits.
Item 9.01 Financial Statements and Exhibits.
     (a) — (c) Not applicable.
     (d) Exhibits.

Exhibit No.	Description
10.1	Fourth Amendment to Executive Employment Agreement dated June 4, 2008, between R. G. Barry Corporation and Daniel D. Viren

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. G. BARRY CORPORATION
Date: June 9, 2008	By:	/s/ Daniel D. Viren
Daniel D. Viren
Senior Vice President — Finance, Chief Financial Officer and Secretary